UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

MULTIMEDIA GAMES HOLDING COMPANY, INC.

(Exact name of Registrant as specified in its charter)

000-28318

(Commission File Number)

Texas	74-2611034
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

206 Wild Basin Road South, Building B Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 3, 2014, Multimedia Games Holding Company (the “Company”) held a special meeting of its shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of September 8, 2014 (the “Merger Agreement”), by and among the Company, Global Cash Access Holdings, Inc. (“GCA”) and Movie Merger Sub, Inc., a wholly owned subsidiary of GCA (“Merger Sub”), which provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company as the surviving entity and a wholly-owned subsidiary of GCA (the “Merger”).

As of October 21, 2014, the record date for the Special Meeting, there were 29,732,211 shares of the Company’s common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting.  At the Special Meeting, a total of 26,140,253 shares of the Company’s common stock, representing approximately 87.9% of outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)         The approval of the Merger Agreement and the transactions contemplated thereby, including the Merger;

(2)         The approval, on a non-binding, advisory basis, of the Merger-related compensation of the Company’s named executive officers; and

(3)         The approval of the adjournment of the Special Meeting to another date and place if necessary or appropriate to solicit additional votes if there were insufficient votes at the time of the Special Meeting to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

All of the proposals were approved by the requisite vote of the Company’s shareholders.  The final voting results for each proposal are described below.  For more information on each of these proposals, see the Definitive Proxy Statement on Schedule 14A for the Special Meeting, filed by the Company with the Securities and Exchange Commission on October 22, 2014.

1.              Proposal to approve the Merger Agreement and transactions contemplated thereby, including the Merger:

For	Against	Abstain	Broker-Non-Votes
25,993,706	131,675	14,872	0

2.              Proposal to approve, on a non-binding, advisory basis, the Merger-related compensation of the Company’s named executive officers:

For	Against	Abstain	Broker-Non-Votes
23,519,647	1,048,079	1,572,527	0

3.              Proposal to approve the adjournment of the Special Meeting to another date and place if necessary or appropriate to solicit additional votes if there are insufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement and the transactions contemplated thereby:

For	Against	Abstain	Broker-Non-Votes
24,397,190	1,461,168	281,895	0

Although Proposal 3 was approved, adjournment of the Special Meeting was not necessary or appropriate because the Company’s shareholders approved the Merger Agreement and the Merger.

Item 8.01.                                        Other Events.

On December 3, 2014, the Company issued a press release announcing the results of the Special Meeting.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Date: December 3, 2014

/s/ Todd McTavish
Todd McTavish
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated December 3, 2014.